ROBERT STILLWAUGH ACCEPTS SIMLATUS CEO POSITION TO LAUNCH NEW IMMERSIVE PRODUCTS

Grass Valley, CA -- 5/25/2017 – Simlatus Corporation (OTC PINK: SIML) – announces today that the Chairman Robert Stillwaugh has accepted and will be appointed the new Chief Executive Officer of Simlatus.

Bob Stillwaugh, New CEO, stated, “I have a futuristic view of Simlatus and the impact our new products will have on our existing relationships with Warner Bros., CBS and FOX News. I will take the reins with our new SyncPal and drive sales, just as I have done time and time again over the past 40 years with our large studio customers. I have cut deals over the years with CBS, Warner Bros. and FOX news; and I plan to do the same with our immersive products.”

On May 24, 2017, The Board of Directors of Simlatus Corporation have appointed Robert Stillwaugh as its new Chief Executive Officer and Chairman.

Mr. Stillwaugh is a recognized icon in the commercial broadcast and television industry. After graduating from the University of Cincinnati with a Bachelor degree in Radio-Television Broadcasting, he spent the next 50 years in the broadcast and television industry gaining extensive experience in television station operations and management, product design and product integration.  Bob served 24 years with Grass Valley Group, a widely recognized brand in the industry, located in Northern California’s Tech Arena,  where he specialized in engineering,  product development  and systems engineering as he managed the customs products group.  After his tenure with the Grass Valley Group, he spent the next 17 years as a VP of Engineering as well as a founder and President of his own company where he developed proprietary broadcast systems for giants such as CBS, FOX, NBC, ABC, Warner Bros., ESPN, and DirecTV.  These products are the ‘gold-standard’ in today’s market as Simlatus continues to expand its existing revenue stream, selling the legacy products developed by Mr. Stillwaugh. Today Mr. Stillwaugh is devoting his full time to Simlatus to grow its legacy products, and its new immersive product line to meet the future technology needs of the industry.

Mr. Stillwaugh stated, “I appreciate everything Mr. Tilden, our former CEO, has done to assist me in taking my company public. I was not that familiar with public companies since I have always remained in the private sector. Today, I am thoroughly familiar and prepared to drive this company into the $150B immersive industry. We have the IP, some of the best engineers in the world and infrastructure to launch our revenues in a direction that will please our investors and shareholders.”

ABOUT SIMLATUS: www.simlatus.com

Simlatus Corporation’s 18 year history as an audio/video icon, designs, manufactures and sells 55 commercial broadcast products worldwide. The company has a small revenue base in the broadcast industry with long-term national and international distribution. Our customers include large broadcast giants such as Warner Bros., CBS, NBC, ABC, FOX, ESPN and DIRECTV, as well as many smaller broadcast customers which include religious facilities, international broadcast facilities, colleges, and radio stations. The new SyncPal, and our future Simlatus-IBS, will allow the company to capitalize in the $150B growing industry of augmented/virtual reality.

Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Tom Nelson
Tenassociates33@gmail.com
1-480-326-8577
Source: Simlatus Corporation